UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2016

CTD HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

14120 N.W. 126th Terrace, Alachua, Florida	32615
(Address of Principal Executive Offices)	(zip code)

386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On January 21, 2016, CTD Holdings, Inc. (the “Company”), closed on the sale of its real property located in High Springs, Florida (the “High Springs Property”). The High Springs Property had been previously classified on the Company’s balance sheets as property held for sale, with a carrying value of $275,000.

Pursuant to the terms of the sale, at the closing, the buyer paid the Company $10,000 in cash and delivered to the Company a Promissory Note in the principal amount of $265,000, and a Mortgage on the High Springs Property in favor of the Company securing the buyer’s obligations under the Promissory Note. The Promissory Note bears interest at the rate of 4.25% per annum and provides for equal monthly payments of principal and interest to the Company over a seven-year period commencing March 1, 2016.

The foregoing is a summary of the terms of the Promissory Note and Mortgage, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of such agreements, which have been filed as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit 10.1	Promissory Note in the original principal amount of $265,000, dated January 21, 2016, by Crit, Inc. DBA Commercial Gates & Electric, in favor of CTD Holdings, Inc.

Exhibit 10.2	Mortgage, dated January 21, 2016, by Crit, Inc. DBA Commercial Gates & Electric, in favor of CTD Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD Holdings, Inc.

Date: January 27, 2016

By:	/s/ Jeffrey L. Tate
Jeffrey L. Tate
Chief Operating Officer

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EXHIBIT INDEX

No.	Description

Exhibit 10.1	Promissory Note in the original principal amount of $265,000, dated January 21, 2016, by Crit, Inc. DBA Commercial Gates & Electric, in favor of CTD Holdings, Inc.

Exhibit 10.2	Mortgage, dated January 21, 2016, by Crit, Inc. DBA Commercial Gates & Electric, in favor of CTD Holdings, Inc.

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